EXHIBIT 99.1

CONTACT:                    MEDIA                           MEDIA
                            Les Kumagai                     Arturo Elias
                            MCI                             TELMEX
                            800-644-NEWS                    011 52 55 5222 5642
                            +1-703-886-9310

                            INVESTORS                       INVESTORS
                            Gregory Pettit                  Alejandro Martinez
                            MCI                             TELMEX
                            877-624-9266                    011 52 55 5222 5462
                            +1-703-886-9310


    MCI ENTERS DEFINITIVE AGREEMENT TO SELL INVESTMENT IN EMBRATEL TO TELMEX

TRANSFER OF EQUITY STAKE WILL BE TRANSPARENT TO EMBRATEL AND MCI CUSTOMERS IN BRAZIL


ASHBURN, VA. and MEXICO CITY, MARCH 15, 2004 - MCI (WCOEQ, MCWEQ) and Telefonos de Mexico, S.A. de C.V. (BMV: TELMEX; NYSE: TMX; NASDAQ: TFONY; LATIBEX: XTMXL) have entered into a definitive agreement to sell MCI's investment in Embratel Participacoes (NYSE: EMT; BOVESPA: EBTP3, EBTP4) to Telefonos de Mexico (TELMEX) for $360 million in cash. Completion of the sale is subject to approval by the U.S. Bankruptcy Court and Brazilian regulatory authorities with filings to antitrust and securities authorities. The TELMEX offer was approved by both the MCI Board of Directors and the Official Committee of Unsecured Creditors.

The investment in Embratel is a 19.26 percent economic interest and a 51.79 percent voting interest. The sale of MCI's investment in Embratel will have no impact on MCI's customers in Brazil, whose service from Embratel will continue as usual.

"MCI will have an ongoing relationship with Embratel, enabling us to continue to provide our Brazilian customers with the highest quality services," said Jonathan Crane, MCI executive vice president and chief strategy officer. "Through Embratel, and ultimately, TELMEX, MCI will have the opportunity to deploy new technologies and services to more business customers in South America."

"Brazil is South America's largest economy and Embratel is among Brazil's most highly respected and competitively-driven telecommunications companies," said Jose Formoso, executive vice president of TELMEX international operations. "This combination presented extremely attractive opportunities to TELMEX - to establish our presence in a growing market and to work alongside Embratel to continue building upon the solid business and service reputation they have established in Brazil. We look forward to a successful partnership with Embratel and its employees."

ABOUT WORLDCOM, INC.
WorldCom, Inc. (WCOEQ, MCWEQ), which, together with its subsidiaries, currently conducts business under the MCI brand name, is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone, based on the number of company-owned points-of-presence (POPs), and wholly-owned data networks, WorldCom develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to http://www.mci.com.

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ABOUT TELMEX
TELMEX is Mexico's leading telecommunication company, with 15.4 million lines in service, 2.2 million lines for data transmission and 1.4 million Internet access accounts. TELMEX offers telecommunication services through a digital fiber optic network with an extension of over 74 thousand kilometers. TELMEX and its subsidiaries are offering a wide range of communication, data and video transmission and Internet access services, as well as integral telecommunication services for its corporate clients. You can find more information on TELMEX at www.telmex.com.
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FORWARD-LOOKING STATEMENTS
This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the company's bankruptcy proceedings and matters arising out of pending class-action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatement of its financial results. Other factors that may cause actual results to differ materially from management's expectations include economic uncertainty; the effects of vigorous competition, including price compression; the impact of technological change on our business, alternative technologies, and dependence on availability of transmission facilities; risks of international business; regulatory risks in the United States and internationally; contingent liabilities; uncertainties regarding the collectibility of receivables; risks associated with debt service requirements and our financial leverage; uncertainties associated with the success of acquisitions; and the ongoing war on terrorism. More detailed information about those factors is contained in the company's filings with the Securities and Exchange Commission. We will continue to file documents with the Securities and Exchange Commission under the WorldCom, Inc. name until the effective date of the Plan of Reorganization.



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